As filed with the Securities and Exchange Commission on July 23, 2012

Registration No. 333-123692

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CABOT MICROELECTRONICS CORPORATION
(Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	36-4324765 (I.R.S. Employer Identification Number)

870 North Commons Drive Aurora, Illinois (Address of Principal Executive Offices)	60504 (Zip Code)

Second Amended and Restated
Cabot Microelectronics Corporation 2000 Equity Incentive Plan
(Full title of the plan)

William S. Johnson
Vice President and Chief Financial Officer
Cabot Microelectronics Corporation
870 North Commons Drive
Aurora, Illinois 60504
 (Name and address of agent for service)

(630) 375-6631
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer    X                                                                                                                                 Accelerated filer
Non-accelerated filer          (Do not check if a smaller reporting company)                                                                                                                         Smaller Reporting Company ____

DEREGISTRATION OF SECURITIES

           On March 30, 2005, the Company filed a registration statement on Form S-8 (File No. 333-123692) (the “2005 Registration Statement”) relating to 3,000,000 shares of our Common Stock issuable pursuant to our Second Amended and Restated 2000 Equity Incentive Plan.  The 2005 Registration Statement is still effective as of the date hereof.

On March 7, 2012, the Company filed a registration statement on Form S-8 (File No. 179955) (the “2012 Registration Statement”) relating to 4,934,444 shares of our Common Stock issuable pursuant to our 2012 Omnibus Incentive Plan (the “OIP”).  Of the 4,934,444 shares of our Common Stock registered under the 2012 Registration Statement, 2,033,084 shares were previously registered under the 2005 Registration Statement, and pursuant to the OIP are available for future issuance under the OIP.  We are filing this Post-Effective Amendment No. 1 to the 2005 Registration Statement to deregister those 2,033,084 shares of our Common Stock under the 2005 Registration Statement that are now registered under the 2012 Registration Statement and available for issuance under the OIP.

This Post-Effective Amendment No. 1 to the 2005 Registration Statement incorporates by reference the Power of Attorney filed as Exhibit 24.1 to the 2005 Registration Statement.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aurora, State of Illinois, on July 23, 2012.

                                     CABOT MICROELECTRONICS CORPORATION

                                     /s/ William S. Johnson
                                     ----------------------------------
                                     By:  William S. Johnson
                                     Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                                TITLE                                                      DATE

/s/ William P. Noglows                                   Chairman of the Board,                                   July 23, 2012
----------------------------                                        President and Chief
William P. Noglows                                           Executive Office
                                                                           (Principal Executive Officer)

/s/  William S. Johnson                                   Vice President and Chief                                July 23, 2012
----------------------------                                       Financial Officer (Principal
William S. Johnson                                                      Financial Officer)

/s/ Thomas S. Roman                                      Corporate Controller                                       July 23, 2012
---------------------------                                        (Principal Accounting Officer)
Thomas S. Roman

*                                                         Director                                                             July 23, 2012
----------------------------
Robert J. Birgeneau

*                                                         Director                                                             July 23, 2012
----------------------------
John P. Frazee, Jr.

*                                                         Director                                                            July 23, 2012
----------------------------
H. Laurance Fuller

*                                                        Director                                                            July 23, 2012
----------------------------
Edward J. Mooney

*                                                       Director                                                            July 23, 2012
----------------------------
Steven V. Wilkinson

*By:           /s/ H. Carol Bernstein
           ----------------------------
H. Carol Bernstein
As Attorney-in-fact

3